MFA

MORTGAGE INVESTMENTS, INC.

Annual Stockholder Meeting

May 25, 2006

Forward-Looking Statements

When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” and similar expressions, are intended to identify "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, those relating to: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; MFA’s ability to use borrowings to finance its assets; changes in government regulations affecting MFA’s business; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in reports that MFA files from time to time with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes.

All forward-looking statements speak only as to the date they are made and MFA does not undertake, and specifically disclaims, any obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of such statement. You are cautioned that MFA’s actual results could differ materially from those set forth in such forward-looking statements.

MFA Overview

MFA invests on a leveraged basis in *high-quality* hybrid and adjustable-rate mortgage-backed securities

Current Interest Rate Environment

- Target Federal Funds Rate is 5.00%
- The U.S. Federal Open Market Committee has increased the target federal funds rate by 25 basis points at each of its last 16 meetings.
- FOMC statement of May 10, 2006 indicates some further policy firming may yet be needed to address inflation risks but the extent and timing is data dependent.

Upcoming Meeting Dates

June 28, 2006

August 8, 2006

September 20, 2006

Flattening Yield Curve


U.S. Treasury Curves
5.2
5.0
4.8
4.6
4.4
4.2
4.0
Yield (%)
3 Month
6 Month
2 Year
3 Year
5 Year
10 Year
Maturity
12/31/2005
5/22/2006

Source: Bloomberg

MFA

Mortgage Prepayments


REFI Index SA
3000
2800
2600
2400
2200
2000
1800
1600
1400
1200
7/2/2004
9/2/2004
11/2/2004
1/2/2005
3/2/2005
5/2/2005
7/2/2005
9/2/2005
11/2/2005
1/2/2006
3/2/2006
5/2/2006

Source: Bloomberg

Investment Strategy

High credit quality

- Approximately 99% of the Company's assets are issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, rated "AAA", related receivables or cash [(1)]
- Assets are liquid and easy to finance

Hybrid and one-year ARM MBS

- Coupons reset based on short-term interest rates
- Less price risk due to adjustability of coupon
- Repricing gap between assets and liabilities is approximately 6 months assuming a prepayment rate of 25% CPR [(1)]

Maintain conservative assets-to-equity ratio

- Leverage limits set by discipline
- Flexibility to opportunistically take advantage of market conditions

(1) As of March 31, 2006

Second Quarter 2006 Portfolio Repositioning

- On May 17, 2006, MFA announced the sale of approximately $1 billion of MBS with realized losses of approximately $25 million
- Sale of lower-yielding assets increases MFA's portfolio spreads
- Asset-to-equity ratio is reduced from 7X to less than 6X on a pro forma basis
- Realized losses did not impact book value as reduced market values were already reflected in MBS carrying value
- Strategically positioned to take advantage of more attractive investment opportunities as they arise

Current MBS Assets

Assets by Time to Reset or Prepayment*
(As of March 31, 2006)


64% Reset
9% Estimate Prepays
37 to 60 Months
7%
25 to 36 Months
4%
13 to 24 Months
16%
Within 12
Months
73%

*Applying a 25% constant prepayment rate ("CPR")

MFA

MFA Interest Spread Over Time


10.00%
9.00%
8.00%
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
Mar-00
Sep-00
Mar-01
Sep-01
Mar-02
Sep-02
Mar-03
Sep-03
Mar-04
Sep-04
Mar-05
Sep-05
Mar-06
Net Spreads:
High: 2.15%
Low: 0.15%
Average: 1.21%
Net Yield on Interest Earning Assets
Cost of Funds

Playbook for Fed Tightening and a Flattening Yield Curve

- If available spreads are not compelling, reduce the MBS portfolio size.



7.0
6.5
6.0
5.5
5.0
4.5
4.0
$ Billion
Dec-04
Mar-05
Jun-05
Sep-05
Dec-05
Mar-06

MFA

Playbook for Fed Tightening and a Flattening Yield Curve

Opportunistically Repurchase Shares

- 4,000,000 share repurchase program announced in 2005
- Through April 28, 2006, MFA had repurchased 3,191,200 shares at a weighted average cost per share of $5.90
- On May 3, 2006, share repurchase program was increased by 3,191,200 shares, resetting the number of shares authorized to be repurchased back to 4,000,000 shares

MFA

Playbook for Fed Tightening and a Flattening Yield Curve

- We anticipate non-agency MBS bonds will be negatively impacted as housing price increases moderate or possibly decline

- As mortgage bonds are impacted by increased delinquencies, defaults and credit losses, bond investors will demand higher yields, widening available spreads

- MFA is positioned to take advantage of higher yields as they become available

MFA

MORTGAGE INVESTMENTS, INC.